EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST Experiences Strong Growth in its Electric Vehicle Market Penetration

Preferred Supplier Status for EV Manufacturers Further Validates End Market Diversification Strategy

MT. LAUREL, NJ – February 16, 2021 - inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process solutions for use in manufacturing and testing across a wide range of markets, including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications, announced today that it continues to experience strong growth in its automotive and electric vehicle (EV) market penetration. “We are making great strides in this emerging market,” noted Nick Grant, inTEST President and CEO. “inTEST’s Thermal Products Segment’s subsidiary, Ambrell Corporation, continues to make strong contributions to the Company’s diversification strategy, and we see the EV market as one of the early successes in our renewed focus on end markets and applications.”

Ambrell is a leader in the induction heating industry and has become a key partner and supplier for automotive manufacturers and their integrators which produce a broad range of EV models. inTEST has recently been awarded several significant automotive projects in the EV market, with Ambrell equipment installations at EV manufacturing plants in North America and Asia. Ambrell’s EASYHEATTM and EKOHEAT® power supplies are used in a variety of EV applications and are renowned for their ability to consistently deliver process heating solutions that are fast, precise, repeatable and safe. In addition, Ambrell is gaining recognition from automotive manufacturers across the globe for its EV consultative services and applications laboratory support provided by Dr. Girish Dahake, Sr. Vice President of Global Applications, and his team of engineers. On the strength of Ambrell’s high quality, dependable power supplies combined with extensive application expertise and support, Ambrell continues to be a preferred supplier for EV manufacturers worldwide.

“We are pleased with the market acceptance and adoption of our technology by leading EV manufacturers,” added Mr. Grant. “This is a high-profile example of inTEST’s strategy to focus on end markets, applications and product development for higher growth opportunities. Ambrell’s reputation for subject matter expertise in EV applications has grown dramatically in recent years, and we are extremely proud to partner with some of the world’s leading OEMs in this automotive sector. To meet the ever-increasing demands for our products and services in the EV arena, Ambrell has recently broadened its product portfolio and we’ve invested heavily in their state-of-the-art applications laboratory and in the expansion of their team of induction heating engineers. In addition, Ambrell recently added a Business Development Manager to drive further penetration in this expanding market. These investments are a testament to our commitment in meeting the rigorous requirements of EV applications.” Mr. Grant concluded, “We’re excited about Ambrell’s important role in future EV projects and we look forward to serving our partners in this new, emerging era of automotive manufacturing.”

About inTEST Corporation

inTEST Corporation is a global supplier of innovative test and process solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy uses these strengths to grow and increase stockholder value by maximizing our businesses and by identifying, acquiring and optimizing complementary businesses.

For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the Semi Market or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors; the success of our strategy to diversify our business by entering markets outside the Semi Market; our ability to successfully consolidate our EMS operations without any impacts on customers shipments; changes in the rates and timing of capital expenditures by our customers; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2019 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts

inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	laura@ga-ir.com
Tel: (808) 960-2642

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